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                                                                    EXHIBIT 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of The First American Financial Corporation of our report dated February 9, 1999, appearing on page 21 of The First American Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such proxy statement/prospectus.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Costa Mesa, CA
March 23, 1999